UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  February 5, 2007

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street
Honolulu, Hawaii  96813
(Address of principal executive offices)

808-546-4511
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On February 7, 2007, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with BearingPoint, Inc. (“BE”) to resolve certain disputes that have arisen between the Company and BE in connection with BE’s performance under the Master Services Agreement (the “MSA”) entered into between the parties dated as of August 6, 2004.  Pursuant to the MSA, BE contracted to build and operate a new back-office and information technology infrastructure for the Company, which infrastructure was necessary to enable the Company to operate as a stand-alone provider of telecommunication services.  Under the Settlement Agreement, which is effective as of February 6, 2007, BE will pay to the Company, on or before March 27, 2007, the aggregate amount of $52 million (the “Settlement Payment”), and BE has agreed to discharge previously-submitted invoices in an aggregate amount of approximately $29.6 million and other amounts otherwise payable to BE.  The total benefit to the Company under the settlement includes the cash Settlement Payment and a reduction in accounts payable (approximately $40 million at January 31, 2007) associated with reversing amounts accrued under the Master Services Agreement.  The Company anticipates that the settlement will be recorded in the first quarter of 2007.

The Settlement Agreement also provides for mutual releases of BE and the Company from all liability in connection with acts or omissions prior to the date of the Settlement Payment, other than certain customary indemnity obligations for any third-party claims for intellectual property infringement, as well as termination of the MSA upon payment of the Settlement Payment.  If the Company terminates the Settlement Agreement due to the failure of BE to pay the Settlement Payment on or before March 27, 2007, the releases will not be effective and the Transition Agreement discussed below will terminate.  Pending payment of the Settlement Payment, the MSA will be deemed suspended.

Contemporaneously with the execution and delivery of the Settlement Agreement, the Company and BE entered into a Transition Agreement, effective as of February 6, 2007 (the “Transition Agreement”), that provides for, among other things, the transfer of the services previously provided under the MSA to a successor provider.  The Transition Agreement also will govern all future liability matters between the Company and BE (other than for those claims reserved in the Settlement Agreement).  The Transition Agreement contemplates a transition period ending May 2, 2007 during which BE will provide transition services at no charge to the Company.  If necessary, the Company has the option to extend the period during which BE provides services under the Transition Agreement for up to sixty (60) additional days, during which time BE would be compensated at agreed-upon rates, subject to certain exceptions.

In addition, the Company and Accenture LLP (“Accenture”) entered into an Application Services Agreement, effective as of February 5, 2007 (the “Application Services Agreement”), pursuant to which Accenture has agreed to perform certain of the application development and management services previously covered by the MSA.  Under the Application Services Agreement, the Company has agreed to pay up to $27.1 million for certain development servicesand $18.6 million for certain application management services, for a total contract value of up to $45.7 million.

The foregoing descriptions of the Settlement Agreement, Transition Agreement and Application Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Settlement Agreement, Transition Agreement and Application Services Agreement which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Statements in this Form 8-K and the attached exhibits that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation, those described on page 16 of the Company’s Form 10-Q for the period ending September 30, 2006.

Item 1.02                Termination of a Material Definitive Agreement.

As described in Item 1.01 above, the Master Services Agreement entered into between the Company and BearingPoint, Inc., dated as of August 6, 2004, will be terminated effective as of the date the Settlement Payment is paid (expected to be on or before March 27, 2007).  The information contained in Item 1.01 of this report regarding the termination of the Master Services Agreement is incorporated herein by reference.

Item 8.01                Other Events.

On February 8, 2007, the Company issued a press release announcing its agreement with BearingPoint, Inc. to transfer the remainder of the work under the Master Services Agreement entered into between the parties dated as of August 6, 2004 to a successor provider, as well as a press release announcing its agreement with Accenture LLP to complete the development and deployment of the Company’s key customer service and business support systems.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits

10.1         Settlement Agreement effective as of February 6, 2007, by and among Hawaiian Telcom Communications, Inc, TC Group III, L.P., and BearingPoint, Inc.

10.2         Transition Agreement effective as of February 6, 2007, by and between Hawaiian Telcom Communications, Inc. and BearingPoint, Inc.

10.3         Application Services Agreement effective as of February 5, 2007, by and between Hawaiian Telcom Communications, Inc. and Accenture LLP.

99.1         Press release dated February 8, 2007, announcing Hawaiian Telcom Communications, Inc.’s agreement with BearingPoint, Inc. to transfer the remainder of the work under the Master Services Agreement to a successor provider.

99.2         Press release dated February 8, 2007, announcing Hawaiian Telcom Communications, Inc.’s agreement with Accenture LLP to complete the development and deployment of key customer service and business support systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima Senior Vice President, General Counsel and Secretary